Exhibit 24.1


                                POWER OF ATTORNEY


     KNOWN TO ALL PERSONS BY THESE PRESENTS, we, the undersigned officers and directors of Technology Research Corporation (the "Company") hereby severally constitute and appoint Barry H. Black, the Company's Chief Financial Officer, acting as an attorney-in-fact with the full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated.

      Signatures                 Title                          Date

/s/  Robert  S.  Wiggins     Chairman  of  the  Board,
------------------------     Chief  Executive  Officer     February  21,  2006
Robert  S.  Wiggins

/s/  Raymond  B.  Wood       Director and Sr. VP of
------------------------     Government Operations and     February  21,  2006
Raymond  B.  Wood            Marketing

/s/  Gerry  Chastelet        Director                      February  21,  2006
------------------------
Gerry  Chastelet

/s/ Edmund F. Murphy Jr.     Director                      February  21,  2006
------------------------
Edmund  F.  Murphy  Jr.

/s/  Martin  L.  Poad        Director                      February  21,  2006
------------------------
Martin  L.  Poad

/s/  David  F.  Walker       Director                      February  21,  2006
------------------------
David  F.  Walker

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